================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 2, 2001


                        COMMISSION FILE NUMBER: 000-21729


                               THE VIALINK COMPANY
                         (Name of Issuer in its Charter)

          DELAWARE                              73-1247666
(State of Other Jurisdiction                (I.R.S. Employer
Incorporation or Organization)              Identification No.)

        13155 NOEL ROAD, SUITE 800
              DALLAS, TEXAS                        75240
(Address of Principal Executive Offices)         (Zip Code)



                   COMPANY'S TELEPHONE NUMBER: (972) 934-5500

================================================================================



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ITEM 9.  REGULATION FD DISCLOSURE.

         We are furnishing the information set forth in this Item 9 without expressing any view as to whether it is material information, solely to avoid any issues relating to our compliance with Regulation FD.

         The Projected Statements of Operations set forth below, including the notes thereto, are intended to speak only as of the date of this Report and should not be construed as representing projections of our anticipated results of operations, or assumptions or estimates as to future events or outcomes, as of any subsequent date. By furnishing the Projected Statements of Operations, including the notes thereto, we are not undertaking, and we disclaim any obligation to furnish updated or revised projections of our anticipated results of operations, or assumptions or estimates as to future events or outcomes, to reflect any events or circumstances occurring or existing at any time after the date of this Report (irrespective in any such case of whether the projections, assumptions or estimates set forth in this Report, in light of events or circumstances occurring or existing at any time after the date of this Report, shall have ceased to have a reasonable basis). Consequently, the projections of our anticipated results of operations, assumptions and estimates set forth in this Report should not be regarded as a representation by us that the projected results of operations can or will be achieved. Our regular annual and quarterly financial statements, and the accompanying discussions and analysis of our financial condition and results of operations, contained in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission after the date of this Report will contain disclosure regarding our actual results of operations for fiscal periods covered by the Projected Statements of Operations. Our actual results could vary significantly from the results in the Projected Statements of Operations based upon changes in operations, factors effecting our business and the degree and timing to which management executes its business plan.

         The Projected Statements of Operations and all statements of our management's intentions, beliefs, anticipations, expectations, assumptions and similar expressions concerning future events or outcomes contained in this Report constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). As with any future event or outcome, we cannot assure you that the events or outcomes described in forward-looking statements contained in this Report will occur or that future events or outcomes will not vary materially from those described in the forward-looking statements. These forward-looking statements reflect our management's current views and projections regarding economic conditions, industry environment and our performance. Important factors that could cause our actual performance and operating results to differ materially from the forward-looking statements include, but are not limited to, changes in the general level of economic activity in the markets served by us, introduction of new products or services by competitors, adoption of our services by consumer packaged goods (CPG), grocery and foodservice industry participants, sales performance, expense levels, interest rates, changes in our financial condition, availability and terms of capital sufficient to support our current and anticipated level of activity, delays in implementing further enhancements to our services and our ability to implement our business strategies.

         Our expectations with respect to future results of operations that may be embodied in oral and written forward-looking statements, including any forward-looking statements that may be included in this Report, are subject to risks and uncertainties that must be considered when evaluating the likelihood of our realization of such expectations. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Additional Factors That May Affect Future Results."

         We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow until early 2002. Our projections result in estimated cash flow break-even from operations late in the first quarter of 2002. We estimate that our near-term cash flow needs will be addressed by the completion of an the international license agreement, however we are undertaking other initiatives that could result in the procurement of capital in the near term, if required, including transactions that could result in the acquisition of complimentary technology. However, depending on market conditions, we may raise additional capital to further accelerate growth including other vertical or geographic markets. The use of our cash, cash equivalents and short-term investments would accelerate and could require us to obtain additional capital if (a) we are unable to maintain or decrease our projected level of spending, (b) we are unable to manage our working capital requirements or (c) we experience a lack of revenue growth due to delayed or less than expected market acceptance of our viaLink services.

         If we are required to raise additional capital there can be no assurance as to whether, when or the terms upon which any such capital may be obtained. Any failure to obtain an adequate and timely amount of additional



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capital on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise.


FINANCIAL PROJECTIONS

                               THE VIALINK COMPANY

                       PROJECTED STATEMENTS OF OPERATIONS
                            FOR THE PERIODS INDICATED
                                   (UNAUDITED)


                                               JULY 1, 2001--    YEAR ENDED
                                                DECEMBER 31,    DECEMBER 31,
                                                    2001            2002
                                                ------------    ------------
Revenues, subscription ......................   $      3,700    $     30,400
Revenues, implementation and licensing ......          6,500          21,200
                                                ------------    ------------
      Total revenues ........................         10,200          51,600
Operating expenses:
   Customer operations ......................          6,400          17,300
   Development ..............................          3,100           6,200
   Selling and marketing ....................          4,100           8,900
   General and administrative ...............          3,400           7,800
   Depreciation and amortization ............            900           2,000
                                                ------------    ------------
      Total operating expenses ..............         17,900          42,200
                                                ------------    ------------
Income (Loss) from operations ...............         (7,700)          9,400
Interest expense, net .......................           (300)           (300)
Income taxes ................................
                                                ------------    ------------
Net income (loss) ...........................   $     (8,000)   $      9,100
                                                ============    ============


The accompanying notes are an integral part of these projected financial statements.


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                               THE VIALINK COMPANY

                   NOTES TO PROJECTED STATEMENTS OF OPERATIONS

1. DESCRIPTION OF BUSINESS

         We provide subscription-based, business-to-business electronic commerce services that enable food industry participants to efficiently manage their highly complex supply chain information. Our core service, syncLink(SM), allows manufacturers, wholesalers, distributors, sales agencies (such as food brokers) retailers and foodservice operators to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods. Our additional services, which are all built on the syncLink foundation, include distribuLink(SM) for chain pricing data and the viaLink Partner Package, our advanced e-business practices product suite.

2. BASIS OF PRESENTATION

         We have prepared the accompanying projected financial statements using estimates and assumptions based upon management's beliefs and judgement as of the date of this Report. Sensitive assumptions and estimates include, among other things, the number of supplier and retailer customers we add, the timing of our customer signings and our ability to obtain additional capital, if required. These assumptions are subject to significant uncertainties and contingencies, many of which are beyond our control.

         Our independent auditors have not examined or compiled the Projected Statements of Operations presented in this Report and, accordingly assume no responsibility for them. Moreover, the Projected Statements of Operations have not been prepared with a view to compliance with published guidelines for the Securities and Exchange Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants regarding projections.

         The financial projections included herein should be read in conjunction with the historical financial statements and related notes included in our Annual Report on Form 10-KSB, for the year ended December 31, 2000 and our Quarterly Reports on Form 10-Q, for the period ended March 31, 2001, as well as with the accompanying discussion and analysis of our financial condition and results of operations contained in those reports.

3. ASSUMPTIONS EFFECTING FUTURE RESULTS OF OPERATIONS

Sales Performance and Revenue Assumptions

         We expect to generate our future revenues primarily from monthly subscriptions to our services. For use of our syncLink service, retailers pay us a flat monthly subscription rate or by trading partner connection and suppliers pay us either a flat monthly subscription rate or based on the number of retailers that subscribe to their data. Our basic syncLink subscription service fee is a monthly flat fee per trading partner depending on the size and complexity of the trading relationship. Our other services are available for additional fees.

    We recognize revenues for our subscription services as they are provided. Revenues collected in advance are deferred and recognized as earned. A portion of the implementation revenue from each implementation is deferred and recognized over the expected service period of the customer. The remainder of the implementation revenue representing system integration and consulting services is recognized as the services are provided.

    We also charge an implementation fee ranging from $1,200 for an on-line implementation to over $100,000 for more complex supplier and retailer installations. Our implementation fees are separately priced based on time and materials. Implementation costs consist primarily of labor by technical support personnel to configure customer data and establish a connection to our services.

    Our subscription services are provided by and are resident on our database servers. Our customers gain access to and use our services through means ranging from Internet web browsers to fully automated batch interfaces


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imbedded in the customers IT systems. Basic implementation services, including training the customer on how to use our services and how to format and populate our database with the customer's data, are provided to all of our customers. Services beyond the basic implementation services include consulting services that help customers modify their own IT systems and procedures to enable more automated interfaces with our services. Additionally, we receive revenues from the performance of certain web-hosting services for a limited number of customers for which we provide no other viaLink services. The web-hosting service is not related or similar in any regard to our other services and we expect to reduce our focus and reliance on providing these services in the future.


syncLink Revenue

         Under viaLink's pricing model, a user pays a one-time implementation (set-up) fee and a monthly subscription fee based on its size and complexity. Each retailer and supplier choosing the flat fee pricing is able to share product, price and promotion data with an unlimited number of trading partners. For instance, once a retailer is signed up, the flat fee structure motivates the retailer to have as many of its suppliers connected as possible since the additional connections will not cost the retailer additional subscription fees.

         viaLink's one-time implementation fee is charged on a cost-plus basis and ranges from $1,500 for a simple browser implementation to over $200,000 for a more complex customer.

         Our tiered pricing structure for retailers ranges from $5,000 per month for a small chain retailer up to $37,500 per month for the largest retailer. These rates are for unlimited supplier connections. A subscription rate of $25 per supplier, per month is in effect for retailers with less than 25 stores.

         Our tiered flat rate pricing structure for suppliers ranges from $10,000 per month in the first year increasing to a maximum of $40,000 per month in the third year for a supplier with up to $100 million in annual sales. Flat rate pricing for the largest suppliers ranges from $33,000 per month in the first year increasing to $100,000 per month in the third year for unlimited retailer connections. By the connection pricing ranges from $25 per month for each retailer connection for the smallest suppliers up to $5,000 per month per retailer for the largest suppliers.

         The number of customers will vary significantly depending on the degree of penetration within each supply chain. Each retailer and supplier could have thousands of trading partners which could be influenced by the retailer and supplier to use our services. The degree of penetration within each supply chain will be dependent upon the influence placed on using our services by each individual customer. A fully deployed trading community of a single retailer or supplier, with all of its trading partners subscribing to our services could yield annual recurring revenues for our syncLink services, ranging from $100,000 to over $16.0 million.

         Our services and subscription agreements generally have a term of 1 to 3 years but include certain cancellation provisions with 30 days notice. Due to the unique nature of our services and the current stage of development and adoption of our services, our prices are subject to change in response to changing operating costs and market demands.

         Our projections, and in particular implementation and subscription revenues, are prepared using the estimates of customer additions presented in the following table.

                                                            REMAINDER
                                                               OF
                                                              2001             2002
                                                          -------------   -------------
           TOTAL RETAILER CUSTOMERS ADDED                            19              67
           TOTAL SUPPLIER CUSTOMERS ADDED                           367           2,302

Our revenue estimates were prepared assuming the addition of seven retailers with over 200 stores during the remainder of 2001, and twelve retailers with over 200 stores in 2002. Our estimates were prepared assuming the addition of sixteen manufacturers with annual revenues in excess of $500 million during the remainder of 2001 and twenty-five manufacturers with annual revenues in excess of $500 million in 2002. We expect that the number of



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customer additions, especially small to mid-size supplier additions, to accelerate during the remainder of 2001, as we develop the communities around our contracted and potential retail customers.

         Additionally, we have assumed that we execute an agreement to license our viaLink services to an international entity to provide our services to a specific geographic market. We expect the license agreement to occur during the third quarter of 2001 and to provide for an up-front license fee to be recognized over the life of the agreement, an on-going maintenance agreement and an on-going revenue sharing agreement.


         REVENUE ESTIMATES COULD VARY SIGNIFICANTLY DEPENDING ON THE EXTENT THAT THESE ESTIMATES ARE EXCEEDED OR NOT REALIZED.

         Factors that could cause the syncLink implementation revenues to vary significantly include, but are not limited to: (a) the total number of supplier and retailer customers added, (b) the mix of customer size, (c) the complexity of each implementation, price for which will be independently negotiated with each new customer, (d) the timing of customer signings and (e) the extent that our services are integrated into the customers supply chain systems.

         Factors that could cause the syncLink subscription revenues to vary significantly include, but are not limited to: (a) the total number of supplier and retailer customers, (b) the mix of customer size and level of influence placed upon the customers' trading partners to utilize our services, (c) the timing of customer signings, (d) the extent that our services are integrated into the customers supply chain systems, and (e) the variance from basic pricing as required in individual contract negotiations or overall changes in pricing policies.


Revenue from Other Subscription Services

         For our viaLink Partner Package (vPP) service, we charge each retailer and supplier based upon the number of stores participating in each trading relationship. Fees vary depending on the number of stores and the number of unique items managed through our vPP service. In addition, we charge an implementation fee charged at time and materials on a cost-plus basis.

         Our vPP revenue projections assume that we add 20 customers during the remainder of 2001 and 30 customers in 2002. We have assumed that each customer will generate revenues for us of $20,000 per quarter through 2002.


Foodservice Revenue

         As in the CPG and grocery industry, viaLink charges a one time implementation fee plus ongoing monthly subscription fees to the foodservice industry for its syncLink services. Implementation fees are the same as in the CPG and grocery industry and are based upon time and materials.

         Monthly syncLink subscription fees are charged "by the connection" for manufacturers and brokers as they connect to each distributor. Operators will pay a flat fee per location per month. Distributors will pay for each manufacturer connection. We would expect to offer unlimited connection fees similar to those offered in the CPG and grocery industry.

         Our projections assume that we have 500 foodservice locations at the end of 2001 and increasing to 875 at the end of 2002. We have assumed that each operating unit will generate revenues for us of $150 per quarter through 2002.

         Current foodservice pricing is preliminary and subject to change to respond to market and customer conditions.



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Operating Expense Assumptions


Customer Operations

         Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers.

         Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 39 employees at July 1, 2001, (b) internally staffed implementations and the utilization of out-sourced implementation labor to manage our implementation backlog, and (c) a mix of internal employee growth and out-sourced labor for call center and customer support to represent 12% of subscription revenues. Substantially all of the incremental costs will be incurred after increases in contracted implementation revenues.

         The cost of operation and maintenance of our technical operations and hosting facilities has been estimated using current hosting contracts with Hewlett-Packard. The current architecture includes a single site hosted by Hewlett-Packard and including their `virtual vault' secure application, dual ISP's and future modular expandability to 24 terabytes. We have estimated the cost of incremental data storage over the base capacity at 10% of subscription revenues. Our estimates do not include any increased costs to expand the platform to multiple sites.

         Customer operations costs could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees or cost per employee, (b) the mix of internally staffed versus out-sourced implementation and customer service labor, (c) increased customer service requirements, (c) expansion beyond planned capacity, (d) expansion into international and other vertical markets, and (e) requirements to operate multiple sites.


Development

         Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing. We are utilizing and expect to continue to utilize vendors to advance our development efforts.

         Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 40 employees at July 1, 2001, and (b) 45 employees at the end of 2002.

         Development projects performed by vendors and all other development costs have been estimated using the following assumptions: (a) base project cost of approximately $0.8 million for the remainder of 2001, and (b) annual growth of 8.5% in 2002.

         Development costs could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees or cost per employee, (b) the number and complexity of projects performed by vendors,
(c) expansion into international and other vertical markets, (d) unplanned modifications or enhancements to our services, and (e) amortization for additional options or warrants which could be granted to vendors as compensation to perform development activities.


Selling and Marketing

         Selling and marketing expense consists primarily of personnel costs, travel, promotional events, including trade shows, seminars and technical conferences, advertising and public relations programs.

         Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 24 employees at July 1, 2001, and (b) and 30 employees at the end of 2002.

         Professional fees, sales collateral costs, media insertion fees, travel expenses and all other selling and marketing costs have been estimated using the following assumptions: (a) estimated costs of approximately $2.0 million for the remainder of 2001, and (b) annual growth of 13% in 2002.

         Selling and marketing costs could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees and cost per employee, (b) the frequency and type of media campaigns, (c) expansion into international and other vertical markets, and (d) amortization for additional options or warrants which could be granted to vendors as compensation to perform selling and marketing activities.


General and Administrative (G&A)

         G&A expense consists primarily of the personnel and other costs of the finance, human resources, administrative and executive departments and the fees and expenses associated with legal, accounting and other services.

         Employee costs represent a significant portion of these costs and have been calculated using the following assumptions: (a) 13 employees at July 1, 2001, and (b) 18 employees at the end of 2002.

         All other G&A expenses including travel, rent, insurance, professional fees for relocation, legal, accounting and other services have been estimated using the following assumptions: (a) estimated cost of approximately $2.0 million for the remainder of 2001, and (b) annual growth of 22% in 2002.

         G&A expense could vary significantly for changes in factors including, but not limited to: (a) changes in the number of employees and the cost per employee, (b) the level of business activities requiring legal, accounting or other services, (c) expansion into international and other vertical markets, and
(d) amortization for additional options or warrants which could be granted to vendors as compensation.


Depreciation and Amortization

         Depreciation and amortization expense is estimated based on using useful lives ranging from 3 - 10 years. Our estimates are calculated using our current depreciable asset with anticipated additions of $0.5 million during the remainder of 2001 and increasing by $1.2 million in 2002.

         Depreciation expense could vary significantly for changes in factors including, but not limited to increases or decreases in the depreciable asset base and changes in the estimated useful lives of existing assets.


Interest Expense, Net

         Interest expense, net, is primarily comprised of interest on the promissory note we issued to Hewlett-Packard in April of 2001 for $3.8 million. This note reflects the unconverted portion of the note we issued to Hewlett-Packard in February 1999 for $6.0 million. The effective interest rate is 11.5% interest. Interest will continue to accrue until the note is converted by Hewlett-Packard or the note is repaid.

         Interest expense could vary significantly for changes in factors including, but not limited to: (a) structure of capital raising activities, (b) extent to which we execute capital leases, (c) amount of cash on hand and investment rates, (d) conversion of our promissory note issued to Hewlett-Packard, and (d) interest rates in effect at the time we enter into any other financing arrangement.


Tax Provision

         Our projections have assumed that no tax benefit is being realized until we generate net operating income. We have assumed that all losses until the point at which we generate net income will generate net operating loss carryforwards and will be used to offset current income taxes due. We have assumed that our tax rate will be 40% once we have utilized all net operating loss carryforwards and have current taxes due.



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


         Our estimated tax provision could vary significantly for changes in factors including, but not limited to: (a) changes in tax rates, (b) our ability to utilize net operating loss carryforwards, and (c) the extent to which our operating income is generated in taxing jurisdictions with unfavorable tax rates.

Liquidity and Capital Resource Requirements

    Our principal potential sources of liquidity are cash on hand, cash generated from operations and cash provided from financing activities.

         We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow until early 2002. We expect our spending to increase for technology and product development and other technology and database costs. We also expect a significant portion of our projected incremental customer operations expenses to be represented by out-sourced implementation resources which will be incurred only after corresponding increases in contracted implementation revenues.

          Our projections result in estimated cash flow break-even from operations in the first quarter of 2002. We estimate that our near-term cash flow needs will be addressed by the completion of an the international license agreement, however we are undertaking other initiatives that could result in the procurement of capital in the near term, if required, including transactions that could result in the acquisition of complimentary technology. However, depending on market conditions, we may raise additional capital to further accelerate growth including other vertical or geographic markets. The use of our cash, cash equivalents and short-term investments would accelerate and could require us to obtain additional capital if (a) we are unable to maintain or decrease our projected level of spending, (b) we are unable to manage our working capital requirements or (c) we experience a lack of revenue growth due to delayed or less than expected market acceptance of our viaLink services.

         If we are required to raise additional capital there can be no assurance as to whether, when or the terms upon which any such capital may be obtained. Any failure to obtain an adequate and timely amount of additional capital on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise.

         Our estimated cash used in operations could vary significantly for changes in operating revenues and expenses outlined above and factors discussed in "Additional Factors That May Affect Future Results."


ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS

         You should carefully consider these factors that may affect future results, together with all of the other information included in this Form 8-K, in evaluating our business. The risks and uncertainties described below are those that we currently believe may materially affect us. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect us.

         Keep these risks in mind when you read "forward-looking" statements elsewhere in this Form 8-K. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend," and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Please see "Special Cautionary Note Regarding Forward-Looking Statements" below.


WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO SUSTAIN AND GROW OUR BUSINESS

    We intend to continue our investment in and development of our services and technology and expansion into other industries and geographic markets. We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow in the future. Our ability to fund our planned working capital and capital expenditures will depend largely upon our ability to obtain sufficient capital. Our future capital requirements will depend on a number of factors, including our:

    o   Services achieving market acceptance;

    o   Services producing a sustainable revenue stream;

    o   Ability to enter into one or more license agreements;

    o   Working capital requirements; and

    o Level of our investment in and development of our services and technology.

    If we are unable to successfully execute our business plan within the timeframes we have projected, we may need to obtain approximately $5 to $10 million in additional capital. We may not be able to obtain the additional capital resources necessary to satisfy our cash requirements or to implement our growth strategy successfully. If we obtain additional capital, we cannot be certain that it will be on favorable terms. If we cannot obtain adequate additional capital resources, we will be forced to curtail our planned business expansion, sell or merge our business, or commence bankruptcy proceedings. We may also be unable to fund our ongoing operations, including investment in and development of our services and technology and expansion into other industries and geographic markets.

IF OUR VIALINK SERVICES FAIL TO GAIN MARKET ACCEPTANCE, OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED.

    We will derive virtually all of our revenues for the foreseeable future from implementation fees and subscription revenues from our viaLink services. We are just beginning to generate a significant amount of revenues from these services.

         A NUMBER OF FACTORS WILL DETERMINE WHETHER OUR SERVICES ACHIEVE MARKET ACCEPTANCE, INCLUDING:


    o   Performance and functionality of our services;

    o   Ease of adoption;

    o   Satisfaction of our initial subscribers; and

    o   Success of our marketing efforts.

         The market for business-to-business electronic commerce services is evolving rapidly. As the market evolves, customers, including our current customers, may not choose our services. As a result, we cannot predict when our services will achieve market acceptance, if ever. If our services do not achieve market acceptance, or if market acceptance develops more slowly than expected, our business, operating results and financial condition will be seriously damaged.



OUR SUCCESS IS DEPENDENT UPON A CRITICAL MASS OF LARGE NATIONAL RETAILERS AND SUPPLIERS SUBSCRIBING TO OUR SERVICES.

    Our success depends on a significant number of large retailers subscribing to and using our services and linking with manufacturers, wholesalers and distributors over the Internet through syncLink. We cannot if, or when, predict when a significant number of manufacturers, suppliers and retailers will subscribe to our services. To encourage purchasers to subscribe to and use our services, we must offer a broad range of product, price and promotion information from a large number of suppliers through our syncLink service. However, to attract suppliers to subscribe to syncLink, we must increase the number of retailers who use our services. If we are unable to quickly build a critical mass of retailers and suppliers, we will not be able to benefit from a network effect where the value of our services to each subscriber significantly increases with the addition of each new subscriber. Our inability to achieve this network effect would reduce the overall value of our services to retailers and suppliers and, consequently, would harm our business.



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


OUR SALES CYCLE CAUSES UNPREDICTABLE VARIATIONS IN OUR OPERATING RESULTS WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

    Our sales cycle has been and may continue to be unpredictable. Our sales cycle is also subject to delays because we have little or no control over customer-specific factors, including customers' budgetary constraints and internal acceptance procedures. Consequently, we may spend considerable time and expense providing information to prospective customers about the use and benefits of our services without generating corresponding revenue. The length of the sales pursuit makes it difficult to accurately forecast the quarter in which our implementation and subscription services will occur. This may cause our revenues from those services to be delayed from the expected quarter to a subsequent quarter or quarters or to vary from quarter to quarter. Furthermore, our expense levels are relatively fixed and there is substantial uncertainty as to when particular sales efforts will begin to generate revenues. As a result, our revenues and results of operations in any quarter may not meet market expectations or be indicative of future performance and it may be difficult for you to evaluate our prospects. Our failure to meet these expectations would likely cause the market price of our common stock to decline.

We have a history of operating losses and expect future operating losses.

    We have a history of operating losses, and we expect to incur net losses into 2002. We incurred net operating losses of approximately $1.5 million in 1998, $13.8 million in 1999 and $39.1 million in 2000. The significant decline in revenues from 1999 was the direct result of the sale of our management consulting services and computer systems integration services, which together had historically generated over 90% of our total revenues. Because our viaLink services have achieved limited market acceptance to date, our revenues only increased $1.0 million from 1999 to 2000. As of March 31, 2001, we had an accumulated deficit of approximately $60.4 million representing the sum of our historical net losses. We expect to expend significant resources to aggressively develop and market our services into an unproven market. Therefore, we expect to have negative cash flow and net losses from operations for the foreseeable future. We may never generate sufficient revenues to achieve or sustain profitability or generate positive cash flow.

WE DEPEND ON SUPPLIERS FOR THE SUCCESS AND ACCURACY OF OUR SERVICES.

    We depend on suppliers to subscribe to our services in sufficient and increasing numbers to make our services attractive to retailers and, consequently, other suppliers. In order to provide retailers accurate data, we rely on suppliers to update their item, price and promotion information stored in our database. We cannot guarantee that the item, price and promotion information available from our services will always be accurate, complete and current, or that it will comply with governmental regulations, such as those relating to pricing alcohol and liquor or nutritional guidelines. Incorrect information could expose us to liability if it harms users of our services or result in decreased adoption and use of our services.

OUR CUSTOMER BASE IS CONCENTRATED AND OUR SUCCESS DEPENDS IN PART ON OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND SUBSCRIBERS.

    If one or more of our major customers were to substantially reduce or terminate their use of our services, our business, operating results and financial condition would be harmed. In 2000, we derived 60% of our total revenues from our five largest customers. Our largest customer in 2000 accounted for approximately 18% of our total revenues. The amount of our revenues attributable to specific customers is likely to vary from year to year. We do not have long-term contractual commitments with any of our current subscribers, and our subscribers may terminate their contracts with little or no advance notice and without significant penalty. As a result, we cannot be certain that any of our current subscribers will be subscribers in future periods. A subscriber termination would not only result in lost revenue, but also the loss of subscriber references that are necessary for securing future subscribers.

A PROMISSORY NOTE WE ISSUED TO HEWLETT-PACKARD MAY STRAIN OUR FINANCIAL RESOURCES AND MAY RESULT IN SIGNIFICANT DILUTION TO OUR STOCKHOLDERS.

    As a result of our amendment and restatement of the remaining $3.8 million subordinated secured convertible promissory note to Hewlett-Packard, we are required to make payments of principal and interest in the amount of $326,094 per month from January 1, 2002 until the final payment on December 31, 2002. These payments could



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

strain our available cash resources and could make us more vulnerable to industry downturns, general economic downturns and competitive pressures. Our ability to meet our debt obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. Additionally, all principal and interest due under the note is convertible into shares of our common stock at $1.75 per share. As a result, a conversion of this note would result in dilution to our stockholders.

WE ARE DEPENDENT UPON THE OPERATION OF HEWLETT-PACKARD'S DATA CENTER FOR THE TIMELY AND SECURE DELIVERY OF OUR SERVICES.

    We use Hewlett-Packard's data center as the host for our services. We are dependent on our continued relationship with Hewlett-Packard and on their data center for the timely and secure delivery of our services. If Hewlett-Packard's data center fails to meet our expectations in terms of reliability and security, or if Hewlett-Parkard, as our largest shareholder and creditor, withdraws its support, our ability to deliver our services will be seriously harmed, resulting in the potential loss of customers and subscription revenue. Furthermore, if our relationship with Hewlett-Packard were terminated, we would be forced to find another service provider to host our services. The transition to another service provider could result in interruptions of our services and could increase the cost of providing our services.


WE EXPECT TO FACE INCREASED COMPETITION. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE HARMED.

    Currently, we do not know of any direct competition for our electronic commerce services. However, we believe direct competition for our services will develop and increase in the future. If we face increased competition, we may not be able to sell our viaLink services on terms favorable to us. Furthermore, increased competition could reduce our market share or require us to reduce the price of our services.

    To achieve market acceptance and thereafter to increase our market share, we will need to continually develop additional services and introduce new features and enhancements. Our potential competitors may have significant advantages over us, including:

    o   Significantly greater financial, technical and marketing resources;

    o   Greater name recognition;

    o   Broader range of products and services; and

    o   Larger customer bases.

    Consequently, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements.

WE MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS TO REMAIN COMPETITIVE.

    The Web-based electronic commerce market is characterized by rapid changes due to technological innovation, evolving industry standards and changes in subscriber needs. Our future success will depend on our ability to continue to develop and introduce a variety of new services and enhancements that are responsive to technological change, evolving industry standards and customer requirements on a timely basis. We cannot be certain that technological developments and products and services our competitors introduce will not cause our existing services, and new technologies in which we invest, to become obsolete.

WE EXPECT OUR PLANNED AGGRESSIVE GROWTH TO STRAIN OUR RESOURCES.

    We intend to expand our operations rapidly in the foreseeable future to pursue existing and potential market opportunities. If this rapid growth occurs, it will place significant demands on our management and operational resources. From time to time, we have experienced, and we expect to continue to experience, difficulty in hiring and retaining talented and qualified employees. Our failure to attract and retain the highly trained technical personnel that are essential to our product development, marketing, service and support teams may limit the rate at which we can generate revenue and develop new products or product enhancements. In order to manage our growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we fail to implement and improve these systems, our business, operating results and financial condition may be materially adversely affected.

WE ARE EXPANDING INTO INTERNATIONAL MARKETS, WHICH WILL CAUSE OUR BUSINESS TO BECOME SUSCEPTIBLE TO ADDITIONAL RISKS.

    As part of our strategy, we are expanding our presence and the sales of our services outside the United States. Conducting international operations subjects us to risks we do not face in the United States including:

    o   Currency exchange rate fluctuations;

    o   Unexpected changes in regulatory requirements;

    o Longer accounts receivable payment cycles and difficulties in collecting accounts receivables;

    o   Difficulties in managing and staffing international operations;

    o Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

    o The burdens of complying with a wide variety of foreign laws and regulatory requirements;

    o   Reduced protection for intellectual property rights in some countries;
        and

    o   Political and economic instability.

    Each country may have unique operational characteristics in each of their CPG, grocery and food service industries that may require significant modifications to our existing services. In addition, we have limited experience in marketing, selling and supporting our services in foreign countries. Development of these skills may be more difficult or take longer than we anticipate, especially due to language barriers, currency exchange risks and the fact that the Internet may not be used as widely in other countries, and the adoption of electronic commerce may evolve slowly or may not evolve at all. As a result, we may not be successful in marketing our services to retailers and suppliers in markets outside the United States.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON OUR ABILITY TO RETAIN AND ATTRACT KEY PERSONNEL.

    Our future performance depends on the continued service of our key senior management team, Smalltalk programmers and sales personnel. The loss of the services of one or more of our key personnel, in particular Lewis B. Kilbourne, our Chief Executive Officer, could seriously harm our business. On October 1, 1998, we entered into an employment agreement with Dr. Kilbourne. This agreement has a three-year term, with year-to-year renewals. We do not maintain a key man life insurance policy for Dr. Kilbourne. Our future success also depends on our continuing ability to attract, hire, train and retain a substantial number of highly skilled managerial, technical, sales, marketing and customer support personnel. Competition for qualified personnel is intense, and we may fail to retain our key employees or to attract or retain other highly qualified personnel.

THE PRICE OF OUR COMMON STOCK MAY DECLINE DUE TO SHARES ELIGIBLE FOR FUTURE
SALE.

    Sales of a substantial number of shares of common stock, or even the potential for such sales, could adversely affect the market price of the common stock and could impair our ability to raise capital through the sale of equity securities. As of June 28, 2001, we had outstanding 25,604,215 shares of common stock. Of these shares:

    o 22,237,968 shares are freely tradable without restriction or further registration under the Securities Act unless purchased by our "affiliates;" and

    o 3,366,247 shares of common stock are "restricted securities" as defined in Rule 144 of the Securities Act.

    Furthermore, an additional:

    o 5,855,537 shares of common stock are issuable upon the exercise of currently exercisable options;

    o 7,871,919 shares of common stock are issuable upon the exercise of currently outstanding warrants;

    o 2,175,893 shares of common stock are issuable upon the conversion of a currently outstanding convertible promissory note; and

    o 4,311,455 shares of common stock are issuable upon the conversion of currently outstanding preferred stock.

    Substantially all shares issued following the exercise of these options or warrants or the conversion of the preferred stock will be freely tradable.


    This Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" and other similar words. You should read statements that contain these words carefully because they discuss our future expectations, make projections of our future results of operations or of our financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the sections captioned "Additional Factors That May Affect Future Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as any cautionary language in this Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.


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



                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE VIALINK COMPANY
                                          (Registrant)

                                      By:  /s/ Lewis B. Kilbourne
                                         --------------------------------------
                                               Lewis B. Kilbourne
                                         Chairman and Chief Executive Officer

Date: July 2, 2001



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